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                                                                       EXHIBIT 4

                         SCP EQUITY PARTNERS II, L.P.
                                 Building 300
                             435 Devon Park Drive
                                Wayne, PA 19087

                            As of February 16, 2001


ICG Holdings, Inc.
Pencador Corporate Center
100 Lake Drive, Suite 4
Newark, DE 19742
Attention:  Henry Nassau

Breakaway Solutions, Inc.
3 Clock Tower Place, 4th Floor
Maynard, MA 01754
Attn:  Corporate Secretary

     Re: Series A Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of February 16, 2001, among Breakaway Solutions, Inc. (the "Company"), SCP Private Equity Partners II, L.P. ("SCP"), and ICG Holdings, Inc. ("ICG")

Gentlemen:

     This will confirm our agreement as follows:

     1. Pending the enlargement of the Company's board of directors and the designation of new directors by SCP and ICG (the "Purchasers") as provided for and contemplated by the Purchase Agreement, the Company shall use its best efforts to obtain the resignation from its board of Christopher Greendale, and shall allow such seat to remain vacant until filled by a designee of the Purchasers. The creation and maintenance of such vacancy shall be an additional condition precedent to any obligation of the Purchasers to purchase the Initial Preferred Stock (as defined in the Purchase Agreement) and, in the case of SCP, the Option Preferred Stock (as defined in the Purchase Agreement).
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     If the foregoing correctly sets forth our understanding, please sign where indicated below.

                               Very truly yours,

                               SCP PRIVATE EQUITY PARTNERS II, L.P.
                               By:  SCP Private Equity II General Partner, L.P.
                                     its General Partner
                               By:  SCP Private Equity II, LLC, its Manager

                                   /s/ Wayne B. Weisman
                               By:____________________________________
                                       Wayne B. Weisman
                               Name:__________________________________
                                       Manager
                               Title:_________________________________

CONFIRMED AND AGREED TO:

ICG HOLDINGS, INC.

       /s/ Henry N. Nassau
By:_______________________________
     Name: Henry N. Nassau
     Title: Managing Director and General Counsel
     Date:  As of February 16, 2001

BREAKAWAY SOLUTIONS, INC.

       /s/ Kevin Comerford
By:________________________________
     Name: Kevin Comerford
     Title:  Chief Financial Officer
     Date:  As of February 16, 2001

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